UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported): July 10, 2007



                              ATC HEALTHCARE, INC.
             (Exact Name of Registrant as Specified in its Charter)



       Delaware                      0-11380                     11-2650500
(State of Incorporation)     (Commission File Number)            (IRS EIN)


 1983 Marcus Avenue, Lake Success, New York                        11042
  (Address of Principal Executive Offices)                       (Zip Code)


                                 (516) 750-1600
              (Registrant's Telephone Number, Including Area Code)

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 10, 2007, ATC Healthcare, Inc. ("ATC") received a letter from the American Stock Exchange, LLC ("AMEX") stating that, upon review of ATC's Form 10-K for the fiscal year that ended on February 28, 2007, AMEX has concluded that ATC is not in compliance with certain listing standards set forth in Part 10 of AMEX's Company Guide.

Specifically, AMEX stated that ATC is not in compliance with Section 1003(a)(ii) that requires an issuer to maintain Four Million Dollars ($4,000,000) or more in shareholder equity if the issuer has sustained losses from continuing operations and/or net losses in three (3) of its four (4) most recent fiscal years. AMEX further stated that ATC is not in compliance with Section 1003(a)(iii) that requires an issuer to maintain Six Million Dollars ($6,000,000) or more in shareholder equity if the issuer has sustained losses from continuing operations and/or net losses in its five (5) most recent fiscal years.

As a result, ATC has become subject to the procedures of Section 1009 of AMEX's Company Guide. Pursuant to Section 1009 and as the letter specifies, ATC must submit to AMEX a plan by August 9, 2007 detailing the action ATC has and/or will take to bring ATC into compliance with all listing standards and requirements by January 9, 2009. Upon timely submission, review, and acceptance of the plan, ATC will be permitted to maintain its listing subject to periodic reviews during the plan period.

The letter by AMEX also informed ATC that, by July 17, 2007, ATC will be included in a list of issuers, posted daily on the AMEX website, that are not in compliance with the continued listing standards. In addition, AMEX stated that it is utilizing the financial status indicator fields in the Consolidated Tape Association's Consolidated Tape System ("CTS") and Consolidated Quote Systems ("CQS") Low Speed and High Speed Tapes to identify companies that are noncompliant with AMEX's continued listing standards. AMEX stated that ATC will be subject to the indicator "BC" to denote "Below Compliance." AMEX explained that the indicator will not change ATC's trading symbol but will be disseminated as an extension of ATC's symbol on the CTS and CQS whenever ATC's trading symbol is transmitted with a quotation or trade. Finally, AMEX noted that both the website posting and the indicator will remain in effect until ATC has regained compliance with all applicable listing standards.

ATC is in the process of preparing a plan for submission to AMEX prior to August 9, 2007.

On July 12, 2007, ATC issued a press release disclosing the foregoing, a copy of which is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

            Exhibit No.            Description

               99.1                Press release dated July 12, 2007

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 12, 2007                         ATC HEALTHCARE, INC.

                                             By:   /s/ David Kimbell
                                                --------------------

                                             David Kimbell
                                             Senior Vice President-Finance,
                                             Chief Financial Officer,
                                             and Treasurer